UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2008

MINING OIL, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	(Commission File Number)	38-3760977 (IRS Employer Identification No.)

1001 Fannin St., Ste. 270	Registrant’s telephone number,
Houston, Texas	including area code:	77002
(Address of principal executive offices)	713-655-1100 713-658-0370	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Appointment of Certain Officers

Mining Oil Appoints Donald Beckham as Chief Operating Officer and President

Mining Oil, Inc. appointed Donald Beckham as Chief Operating Officer and President effective on September 19, 2008. Mr. Beckham’s responsibilities will include the operating management and oversight of the Company’s approximately 135 oil and natural gas wells. He will oversee all field and production operations consisting of the Company’s operated and non-operated wells, as well as the operating budget thereto.

Mr. Beckham is the President and founder of Beckham Resources, Inc. He founded Beckham Resources, Inc. in 1993 as an independent oil and natural gas company that acquires, explores and produces from mature oil and gas fields primarily in East Texas, South Texas and the Texas Gulf Coast.

Prior to founding Beckham Resources Inc., Mr. Beckham began his career in 1984 at Houston Oil Fields Corporation (HOFCO). Among Mr. Beckham’s numerous responsibilities were the drilling, production, and operations of HOFCO’s oil and natural gas properties. He managed approximately 100 company and contract personnel involved in HOFCO’s oil and natural gas operations in approximately 10 major fields in Texas and Louisiana.

Prior to joining HOFCO, Mr. Beckham graduated from Mississippi State University with a BS in Petroleum Engineering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINING OIL, INC.

Date: September 30, 2008	By:	/s/ Clayton Van Levy
Clayton Van Levy, CEO